Exhibit 99.1

Legacy Reserves Inc. Announces First Quarter 2019 Results

MIDLAND, Texas, May 9, 2019 /PRNewswire/ -- Legacy Reserves Inc. ("Legacy") (NASDAQ:LGCY) today announced 2019 first quarter results including the following highlights:

  Generated quarterly oil production of 17,922 Bbls/d, a 4% increase relative to Q1'18;
  Reduced lease operating expense by 9% quarter-over-quarter; and
  Generated net loss of $78.4 million and adjusted EBITDA of $63.9 million.

As previously announced, Legacy is evaluating and exploring potential strategic alternatives. These alternatives include, among others, a sale or other business combination transaction, sales of assets, financing transactions, or some combination of these.

Financial and Operating Results - Three-Month Period Ended March 31, 2019 Compared to Three-Month Period Ended March 31, 2018

  Production increased 1% to 46,389 Boe/d from 46,078 Boe/d primarily due to additional oil production from our Permian Basin horizontal drilling program. This was partially offset by natural production declines.
  Average realized price, excluding net cash settlements from commodity derivatives, decreased 14% to $28.38 per Boe in 2019 from $33.15 per Boe in 2018 driven by a decrease in average realized price due to a decrease in the average West Texas Intermediate ("WTI") crude price of  $8.09 per Bbl coupled with the widening Mid-Cush and other regional differentials, and a decrease in the realized NGL price of 44% to $0.45 per gallon in 2019 from $0.80 per gallon in 2018. These decreases were partially offset by an average realized natural gas price increase of 1% to $2.60 per Mcf in 2019 from $2.57 per Mcf in 2018.
  Production expenses, excluding ad valorem taxes, were relatively flat at $45.0 million in 2019, a decrease from $45.6 million in 2018.
  General and administrative expenses, excluding unit-based Long-Term Incentive Plan ("LTIP") compensation expense, increased to $12.4 million in 2019 from $11.3 million in 2018 due to a $0.9 million increase in costs related to our strategic alternative process.
  Cash settlements received on our commodity derivatives during 2019 were $9.6 million compared to $2.8 million paid in 2018. The increase in cash settlements is a result of lower commodity prices.
  Total development capital expenditures decreased to $39.4 million in 2019 from $59.7 million in 2018. The 2019 activity was in line with our previously announced capital budget and was primarily related to our Permian horizontal drilling program.

Quarterly Report on Form 10-Q

Financial results contained herein are preliminary and subject to the final, unaudited financial statements and related footnotes included in Legacy's Form 10-Q which will be filed on or about May 10, 2019.

About Legacy Reserves Inc.

Legacy is an independent energy company engaged in the development, production and acquisition of oil and natural gas properties in the United States. Its current operations are focused on the horizontal development of unconventional plays in the Permian Basin and the cost-efficient management of shallow-decline oil and natural gas wells in the Permian Basin, East Texas, Rocky Mountain and Mid-Continent regions. Additional information is available at www.LegacyReserves.com.

LEGACY RESERVES INC.
SELECTED FINANCIAL AND OPERATING DATA
	Three Months Ended
	March 31,
	2019	2018
	(In thousands, except per unit data)
Revenues:
Oil sales	$77,761	$93,411
Natural gas liquids (NGL) sales	4,515	7,396
Natural gas sales	36,221	36,672
Total revenue	$118,497	$137,479
Expenses:
Oil and natural gas production, excluding ad valorem taxes	$44,964	$45,585
Ad valorem taxes	2,513	2,382
Total oil and natural gas production	$47,477	$47,967
Production and other taxes	$6,149	$7,326
General and administrative, excluding transaction costs and LTIP	$9,705	$9,502
Transaction costs	2,669	1,782
LTIP expense	4,156	12,806
Total general and administrative	$16,530	$24,090
Depletion, depreciation, amortization and accretion	$42,549	$36,547
Commodity derivative cash settlements:
Oil derivative cash settlements (paid) received	$7,045	$(4,894)
Natural gas derivative cash settlements received	$2,534	$2,099
Production:
Oil (MBbls)	1,613	1,547
Natural gas liquids (MGal)	10,020	9,244
Natural gas (MMcf)	13,938	14,280
Total (MBoe)	4,175	4,147
Average daily production (Boe/d)	46,389	46,078
Average sales price per unit (excluding derivative cash settlements):
Oil price (per Bbl)	$48.21	$60.38
Natural gas liquids price (per Gal)	$0.45	$0.80
Natural gas price (per Mcf)	$2.60	$2.57
Combined (per Boe)	$28.38	$33.15
Average sales price per unit (including derivative cash settlements):
Oil price (per Bbl)	$52.58	$57.22
Natural gas liquids price (per Gal)	$0.45	$0.80
Natural gas price (per Mcf)	$2.78	$2.72
Combined (per Boe)	$30.68	$32.48
Average WTI oil spot price (per Bbl)	$54.82	$62.91
Average Henry Hub natural gas index price (per MMbtu)	$2.92	$3.08
Average unit costs per Boe:
Oil and natural gas production, excluding ad valorem taxes	$10.77	$10.99
Ad valorem taxes	$0.60	$0.57
Production and other taxes	$1.47	$1.77
General and administrative excluding transaction costs and LTIP	$2.32	$2.29
Total general and administrative	$3.96	$5.81
Depletion, depreciation, amortization and accretion	$10.19	$8.81

LEGACY RESERVES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
	2019	2018
	(In thousands, except per share / unit data)
Revenues:
Oil sales	$77,761	$93,411
Natural gas liquids (NGL) sales	4,515	7,396
Natural gas sales	36,221	36,672
Total revenues	118,497	137,479

Expenses:
Oil and natural gas production	47,477	47,967
Production and other taxes	6,149	7,326
General and administrative	16,530	24,090
Depletion, depreciation, amortization and accretion	42,549	36,547
Impairment of long-lived assets	7,398	—
(Gains) losses on disposal of assets	1,034	(20,395)
Total expenses	121,137	95,535

Operating income (loss)	(2,640)	41,944

Other income (expense):
Interest income	6	12
Interest expense	(37,119)	(27,368)
Gain on extinguishment of debt	13,105	51,693
Equity in income (loss) of equity method investees	—	17
Net gains (losses) on commodity derivatives	(51,460)	(1,704)
Other	(270)	275
Loss before income taxes	(78,378)	64,869
Income tax expense	—	(487)
Net loss	$(78,378)	$64,382

Loss per share / unit - basic & diluted	$(0.70)	$0.62
Weighted average number of shares / units used in computing net loss per share / unit -
Basic	111,225	103,994
Diluted	111,225	104,301

LEGACY RESERVES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
ASSETS
	March 31, 2019	December 31, 2018
	(In thousands)
Current assets:
Cash	$1,491	$1,098
Accounts receivable, net:
Oil and natural gas	63,542	56,615
Joint interest owners	16,142	15,370
Other	283	—
Fair value of derivatives	9,708	66,662
Prepaid expenses and other current assets	13,335	11,347
Total current assets	104,501	151,092
Oil and natural gas properties using the successful efforts method, at cost:
Proved properties	3,507,534	3,471,456
Unproved properties	19,680	19,863
Accumulated depletion, depreciation, amortization and impairment	(2,221,624)	(2,177,006)
	1,305,590	1,314,313
Other property and equipment, net of accumulated depreciation and amortization of $2,432 and $2,464, respectively (Note 11)	6,743	2,456
Operating rights, net of amortization of $806 and $894, respectively
Fair value of derivatives	—	3,135
Other assets	3,304	3,935
Total assets	$1,420,138	$1,474,931
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current debt, net	$883,092	$856,646
Accounts payable	28,658	11,227
Accrued oil and natural gas liabilities	76,284	98,886
Fair value of derivatives	2,207	—
Asset retirement obligation	3,938	3,938
Other	18,455	13,953
Total current liabilities	1,012,634	984,650
Long-term debt, net	416,328	432,923
Asset retirement obligation	250,867	248,796
Fair value of derivatives	—	550
Other long-term liabilities	3,190	643
Total liabilities	1,683,019	1,667,562
Commitments and contingencies
Partners' deficit
Common stock, $0.01 par value; 945,000,000 shares authorized, 114,810,671 and 109,442,278 shares outstanding at March 31, 2019 and December 31, 2018, respectively	1,148	1,094
Additional paid-in capital	32,571	24,752
Accumulated deficit	(296,600)	(218,477)
Total stockholders' deficit	(262,881)	(192,631)
Total liabilities and stockholders' / partners' deficit	$1,420,138	$1,474,931

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-generally accepted accounting principles ("non-GAAP") measure which may be used periodically by management when discussing our financial results with investors and analysts. The following presents a reconciliation of this non-GAAP financial measure to its nearest comparable generally accepted accounting principles ("GAAP") measure.

Adjusted EBITDA is presented as management believes it provides additional information concerning the performance of our business and is used by investors and financial analysts to analyze and compare our current operating and financial performance relative to past performance and such performances relative to that of other exploration and production companies. Adjusted EBITDA may not be comparable to similarly titled measures of other exploration and production companies because all companies may not calculate such measures in the same manner.

Certain factors impacting Adjusted EBITDA may be viewed as temporary, one-time in nature, or being offset by reserves from past performance or near-term future performance. Financial results are also driven by various factors that do not typically occur evenly throughout the year that are difficult to predict, including rig availability, weather, well performance, the timing of drilling and completions and near-term commodity price changes.

"Adjusted EBITDA" should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities, or any other GAAP measure of financial performance.

The following table presents a reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended
	March 31,
	2019	2018
	(In thousands)
Net (loss) income	$(78,378)	$64,382
Plus:
Interest expense	$37,119	$27,368
Gain on extinguishment of debt	(13,105)	(51,693)
Income tax expense	—	487
Depletion, depreciation, amortization and accretion	42,549	36,547
Impairment of long-lived assets	7,398	—
(Gain) loss on disposal of assets	1,034	(20,395)
Equity in (income) loss of equity method investees	—	(17)
Share-based compensation expense	4,156	12,806
Minimum payments received in excess of overriding royalty interest earned(1)	(543)	522
Net (gains) losses on commodity derivatives	51,460	1,704
Net cash settlements (paid) received on commodity derivatives	9,579	(2,795)
Transaction costs	2,669	1,782
Adjusted EBITDA	$63,938	$70,698

(1)	Minimum payments received in excess of overriding royalties earned under a contractual agreement expiring December 31, 2019. The remaining amount of the minimum payments is recognized in net income.

Commodity Derivative Contracts

We enter into oil and natural gas derivative contracts to help mitigate the risk of changing commodity prices. As of May 8, 2019, we had entered into derivative agreements to receive average prices as summarized below.

NYMEX WTI Crude Oil Swaps:
Time Period	Volumes (Bbls)	Average Price per Bbl	Price Range per Bbl
April-December 2019	2,475,000	$61.33	$57.15	-	$67.65

Midland-to-Cushing WTI Crude Oil Differential Swaps:

Time Period	Volumes (Bbls)	Average Price per Bbl	Price Range per Bbl
April-December 2019	1,743,000	$(3.61)	$(1.15)	-	$(5.60)

Midland-to-Cushing WTI Crude Oil Differential Enhanced Swaps

Time Period	Volumes (Bbls)	Average Short Price Call per Bbl	Average Swap Price per Bbl
April-December 2019	1,100,000	$70.00	$(2.91)

NYMEX Natural Gas Swaps (Henry Hub):

		Average	Price Range per
Time Period	Volumes (MMBtu)	Price per MMBtu	MMBtu
April-December 2019	26,225,000	$3.30	$3.05	-	$3.39

Location and quality differentials attributable to our properties are not reflected in the above prices. The agreements provide for monthly settlement based on the difference between the agreement fixed price and the actual reference oil and natural gas index prices.

Cautionary Statement Relevant to Forward-Looking Information

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the evaluation of financial transactions and other strategic alternatives, statements regarding the expected future growth and dividends of the company, and plans and objectives of management for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Legacy expects, believes or anticipates will or may occur in the future, are forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "schedules," "estimated," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of Legacy, which could cause results to differ materially from those expected by management of Legacy. Such risks and uncertainties include, but are not limited to, the structure and timing of any financial, transactional, or other strategic alternative and whether any such financial, transactional, or other strategic alternative will be completed; whether Legacy will be able to receive extension of it revolving credit facility; realized oil and natural gas prices; production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results; and the factors set forth under the heading "Risk Factors" in Legacy's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Legacy undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Legacy Reserves Inc.
Robert L. Norris
Chief Financial Officer
(432) 689-5200